UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LiveXLive Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0657263
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

269 South Beverly Drive, Suite #1450
Beverly Hills, CA 90212

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-217893.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, $0.001 par value

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in LiveXLive Media, Inc.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the Securities and Exchange Commission on May 11, 2017, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
3.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated September 30, 2017 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on October 6, 2017).
3.3	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2017	LIVEXLIVE MEDIA, INC.

	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer

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